Industry Canada

Industrie Canada

Certificate

Certificat

of Amendment

de modification

Canada Business

Loi canadienne sur

Corporations Act

les societes par actions

Evolving Gold Corp.

610952-7

Name of corporation-Dénomination de la société

Corporation number-Numero de la société

I hereby certify that the articles of the

Je certifie que les statuts de la societe

above-named corporation were amended:

susmentionnée ont été modifies:

a)

under section 13 of the Canada                         ¨

a) en vertu de Particle 13 de la Loi

Business Corporations Act in

canadienne sur les sociétés par

accordance with the attached notice;

actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada                          ¨

b) en vertu de l’article 27 de la Loi

Business Corporations Act as set out in

canadienne sur les sociétés par

the attached articles of amendment

actions, tel qu'il est indiqué dans les

designating a series of shares;

clauses modificatrices ci-jointes;

désignant une série d'actions;

a)

under section 179 of the Canada                        þ

c) en vertu de Particle 179 de la Loi

Business Corporations Act as set out in

canadienne sur les sociétés par

 the attached articles of amendment;

actions, tel qu'il est indiqué clans les

clauses modificatrices ci-jointes;

b)

under section 191 of the Canada                       ¨

d) en vertu de Particle 191 de la Loi

 Business Corporations Act as set out in

canadienne sur les sociétés par

 the attached articles of reorganization;

actions, tel qu'il est indique clans les

clauses de réorganisation ci-jointes;

/s/

September 30, 2003 / le 30 septembre 2003

Director- Directeur

Date of Amendment - Date de modification

Canada

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLS 27 OU 177)

Processing Type – Mode de traitement:	E-Commerce/Commerce-É
1.	Name of Corporation – Denomination de la société	2.	Corporation No. – Nº de la société
6109527 CANADA LTD.
610952-7

3.	The articles of the above-named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The name of the Corporation be changed from “6109527 Canada Ltd.” To “Evolving Gold Corp.”

Date	Name – Nom	Signature	Capacity of – en qualité
2003 – 09 30	RAYMOND SZETO	AUTHORIZED OFFICER
Page 1 of 1

Canada

Industry Canada

Industrie Canada

Corporations Canada

Corporations Canada

9th floor

9e étage

Jean Edmonds Towers South

Tour Jean Edmonds sud

365 Laurier Avenue West

365, avenue Laurier ouest

Ottawa, Ontario K1A OC8

Ottawa (Ontario) K I A OC8

October 2,.2003 1 le 2 octobre 2003

Your file - Votre référence

ALICIA CUMMING

acumming@zimtu.com

Our file - Notre référence

610952-7

Re – Objet: Evolving Gold Corp.

Enclosed herewith is the document issued in the ove matter.	Vous trouverez ci-inclus le document émis dans l'affaire précitée.
A notice of issuance of CBCA documents will be published in the Monthly Transactions .	Un avis de 1'émission de documents en vertu de la LCSA sera publié clans les Transacti ons mensuelles.
IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ :

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Cette dénomination sociale est disponible en autant quo les requérants assument touts responsabilite de risque de confusion avec toutes dénominations commcrciales et toutes marques de commerce existantes (y compris celles qui sont citees dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend 1'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploits son entreprise.

We trust this is to your satisfaction.	Nous espérons le tout a votre satisfaction.

Email: corporations.efiling@ic.gc.ca
Internet: http://strategis.ic.gc.ca/corporations

Industry Canada

Industrie Canada

Certificate

Certificat

of Incorporation

de constitution

Canada Business

Loi canadienne sur

Corporations Act

les sociétés par actions

6109527 CANADA LTD.

610952-7

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the above-named

Je certifie clue la société susmentionnée, dont

corporation, the articles of incorporation of

les statuts constitutifs sont joints, a été

which are attached, was incorporated under

constituée en société en vertu de la

the Canada Business Corporations Act.

Loi canadienne sur les sociétés par actions.

/s/

June 19, 2003 / le 19 juin 2003

Director - Directeur

Date of Incorporation - Date de constitution

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF INCORPORATION (SECTION 6)	STATUTS CONSTITUTIFS (ARTICLE 6)
Processing Type – Mode de traitement:
1.			Name of Corporation - Dénomination de la société
6109527 CANADA LTD.
2.			The province or territory in Canada where the registered office is to be situated – La province ou le territoire au Canada où se situera le siège social
BRITISH COLUMBIA
3.			The classes and any maximum number of shares that the corporation is authorized to issue Categories et le nombre maximal d'actions clue la société est autorisee ernettre
The annexed Schedule 1 is incorporated in this form. L'annexe 1 ci-jointe fait partic intégrantc de la présente formule.
4.			Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s'il y a lieu
The annexed Schedule 2 is incorporated in this form. L'annexe 2 ei-jointe fait partic intégrante de la présente formule.
5.			Number (or minimum and maximum number ) of directors - Nombre ( ou nombre minimal et maximal ) d'administrateurs
Minimum: 1 Maximum: 10
6.			Restrictions, if any, on business the corporation may carry on – Limites imposées a I'activité commerciale de la société, s'il y a lieu
The annexed Schedule 3 is incorporated in this form. L'annexe 3 ci-jointe fait partie intégrante de la présente formule.
7.			Other provisions, if any - Autres dispositions, s'il y a lieu
The annexed Schedule 4 is incorporated in this form. L'annexe 4 ci-jointe fait partic intégrante de la présente formule.
8.			Incorporators - Fondateurs

Name(s) – Nom(s) ALICIA CUMMING	Address (including postal code) Adresse (inclure le code postal) 1450 789 WEST FENDER STR EET VANCOUVER, BRITISH COLUMBIA CANADA V6C 1H2	Signature ALICIA CUMMING

Canada

SCHEDULE /ANNEXE 1

ONE CLASS OF SHARES: